As filed with the Securities and Exchange Commission on October 9, 2020

Registration No. 333-218579

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2

TO

FORM S-3

REGISTRATION STATEMENT No. 333-218579

UNDER

THE SECURITIES ACT OF 1933

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	73-1590941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Telephone: (405) 478-8770

(Address of Principal Executive Offices, Including Zip Code)

Justin Byrne

Vice President General Counsel

701 Cedar Lake Boulevard

Oklahoma City, Oklahoma 73114

Telephone: (405) 478-8770

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

J. Mark Metts

Sidley Austin LLP

1000 Louisiana Street, Suite 5900

Houston, Texas 77002

(713) 495-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

On June 7, 2017, Chaparral Energy, Inc. (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (File No. 333-218579) (the “Registration Statement”), which became effective on June 22, 2017. On April 30, 2018, the registrant filed the Post-Effective Amendment No. 1 on Form S-3 to convert the registration statement on Form S-1 into a registration statement on Form S-3.

This Post-Effective Amendment No. 2 relates to Registration Statement No. 333-218579, registering up to 20,418,108 shares of the Registrant’s Class A common stock, $0.01 par value per share, and 3,505,724 Shares of Class B common stock, $0.01 par value per share (collectively, the “Shares”) to be offered for sale from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

The Selling Stockholders are no longer offering Shares for sale. This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 is being filed in order to deregister all Shares that were registered under the Form S-3.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Post-Effective Amendment to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Oklahoma City, State of Oklahoma on the 9th day of October 2020.

CHAPARRAL ENERGY, INC.

By:	/s/ Justin Byrne
	Name:	Justin Byrne
	Title:	Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Duginski Charles Duginski	Chief Executive Officer, President and Director (Principal Executive Officer)	October 3, 2020

/s/ Stephanie Carnes Stephanie Carnes	Vice President – Controller	October 5, 2020

/s/ Marcus Rowland Marcus Rowland	Chairman of the Board	October 2, 2020

/s/ Douglas E. Brooks Douglas E. Brooks	Director	October 2, 2020

/s/ Samuel Langford Samuel Langford	Director	October 4, 2020

/s/ Mark McFarland Mark McFarland	Director	October 4, 2020

/s/ Kenneth W. Moore Kenneth W. Moore	Director	October 1, 2020

/s/ Gysle Shellum Gysle Shellum	Director	October 4, 2020